ENERGY CONVERSION DEVICES, INC.

“Portions of Exhibit B to this agreement have been omitted from this filing pursuant to a confidential treatment request under Rule 24b-2 under the Securities Exchange Act of 1934.”

REVISED SEPARATION AGREEMENT AND COMPLETE RELEASE OF LIABILITY

1.	PARTIES:

The undersigned, Sanjeev Kumar (“KUMAR”), and Energy Conversion Devices, Inc., ECDOvonic Materials, United Solar Ovonic LLC and Ovonic Battery Company and its subsidiaries, divisions, affiliates and joint ventures (collectively referred to as “ECD”), have mutually agreed to terminate their employment relationship in a friendly and amicable manner and to further provide KUMAR with assistance during this period of transition. KUMAR’s termination of employment, as of the date specified in Paragraph 2, below, will constitute a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	CONSIDERATION:

ECD will provide the following benefits as a result of the voluntary resignation of KUMAR's employment, effective Sunday, August 31, 2008. KUMAR’s last day of work will be Friday, August 29, 2008. KUMAR will receive all pay and benefits through August 31, 2008. If this Agreement is signed within the 21-day review period but prior to August 31, 2008, the Agreement will have to be resigned by KUMAR on or after August 31, 2008 in order to receive the benefits of this Agreement.

A.	SEPARATION PAY:

Upon signingof this Revised Agreement, and after the seven (7) day revocation period has expired, KUMAR shall receive Fifty-Two (52) Weeks’ base pay ($300,000.00) for the period September 1, 2008 to August 31, 2009. Severance, including any retroactive payment back to August 31, 2008, will begin to be paid in the first full payroll period following expiration of the seven (7) day revocation period. ECD will deduct from the separation pay payments: (1) all amounts owed to ECD by the employee; (2) all taxes to be withheld according to applicable federal, state and local laws; (3) garnishments; (4) all support orders; (5) all tax liens; (6) health and dental insurance co-pays; and (7) any other court order directing deduction from an employee’s paycheck. There will be no lump sum payment. Since employment is terminated, there will be no additional accrual of vacation, sick and/or holiday pay during the severance period. Severance payments shall not be considered wages under the terms of the ECD 401-K Plan.

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B.	MEDICAL & DENTAL INSURANCE:

If KUMAR, at the time of separation, was not a participant in ECD’s group medical or dental plan, KUMAR will not be eligible for COBRA coverage under these programs.

If KUMAR is a participant in ECD’s group medical or dental plan prior to the time of separation, then KUMAR’S regular group medical or dental insurancewill remain in effect through August 31, 2008. In accordance with federal law (COBRA), KUMAR may, however, elect to continue to participate in the group medical and dental plans of ECD generally until eighteen (18) months from the date of termination, or under COBRA rules, until KUMAR is covered under another group insurance plan, whichever occurs first. A more detailed COBRA notice will be provided to KUMAR in a separate COBRA notification.

In addition, upon signing this Revised Separation Agreement and upon receipt by ECD of KUMAR’s COBRA election, ECD will continue to pay the Employer’s pre-termination portion of the COBRA premium for medical and dental insurance for the period of severance or until the end of the month in which severance is discontinued, unless KUMAR obtains other medical or dental group insurance under COBRA rules. KUMAR’s contribution to the COBRA premium will be deducted from the severance payments. In order to receive this benefit, KUMAR must elect COBRA coverage in a timely manner. ECD will pay for its portion of the COBRA cost after a COBRA election is made by KUMAR and after seven (7) calendar days have elapsed since the signing of this Revised Agreement. After the period of severance, KUMAR will be responsible for entire COBRA premium.

C.	TERMINATION OF OTHER EMPLOYEE BENEFITS:

Except as provided herein, all other benefits, including but not limited to, company-paid life insurance, supplemental life insurance, dependent life insurance, company-paid accidental death and dismemberment insurance, short-term and long-term disability plans, vacation accrual, etc., cease on KUMAR’s termination date. The supplemental life insurance benefit is subject to conversion rights. These policies may be converted to individual policies. Conversion forms will be sent to KUMAR’s home by the insurance carrier if KUMAR meets the eligibility requirements. Severance pay is not considered “compensation” for purposes of determining benefits under any other benefit plan maintained by ECD.

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D.	ANNUAL INCENTIVE PLAN:

KUMAR will receive his 2008 Annual Incentive Plan (“AIP”) award for the performance period ending June 30, 2008 in the amount of $225,000.00 at the same time as other Plan participants, but no later than September 20, 2008. In addition, KUMAR will be eligible to receive his 2009 AIP (12 month basis) and 2010 AIP (2 month basis) in the total amount of $175,000.00 payable when bonuses are paid in 2009 to the other participants, but no later than September 30, 2009.

E.	LONG TERM INCENTIVE PLAN:

KUMAR shall not be entitled to receive any further awards under any long-term incentive plan, but shall, in lieu thereof, be entitled to the accelerated equity vesting of his existing awards as described below.

F.	ACCELERATED VESTING:

KUMAR has 6,000 unvested stock options and 5,000 unvested shares of restricted stock, together with 9,000 vested stock options. KUMAR also holds 1,000 shares of unrestricted stock. As additional consideration: (1) the termination date of the vested and unvested stock options and unvested shares of restricted stock will be extended to August 31, 2009, (provided that in no event shall the term of the stock option be extended later than the earlier of the latest date upon which the stock option could have expired by its original terms under any circumstances or the 10th anniversary of the original date of the grant of the stock option), and (2) the unvested stock options and unvested shares of restricted stock will fully vest on the earlier of February 28, 2009 or KUMAR’s death, in each case, subject to the terms of the ECD 2000 Non-Qualified Stock Option Plan and the 2006 Stock Incentive Plan. There shall be no restriction on KUMAR’s ability or right to sell his 1,000 unrestricted shares or his right to exercise and sell his vested stock options.

G.	PAYMENT IN LIEU OF CERTAIN EMPLOYEE BENEFITS:

Because KUMAR may not participate in certain employee benefit plans following termination of employment on August 31, 2008 for the reason that he will not meet plan eligibility requirements, the following additional payments will be made in lieu certain employee benefits:

•	401-K: ECD will pay to KUMAR $9,016.67, minus normal payroll deductions which is the amount contributed by ECD for the last plan year.

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Basic Life Insurance and Provident AD&D Insurance: ECD will pay to KUMAR the amount of $1,368.00, minus normal payroll deductions, which is equal to the annual premium previously paid by ECD for the loss of the insurance coverage.

•

FSA Flexible Spending Account: Since there is no payment made by ECD to the Flexible Spending Account (“FSA”),ECD will payKUMAR $1,300.00, minus normal payroll deductions, to make up for the loss of the pre-tax benefit to KUMAR, minus the unpaid contributions owed to the FSA by KUMAR for the calendar year 2008 as of August 31, 2008.

H.	UNEMPLOYMENT COMPENSATION:

ECD will not contest a claim for unemployment compensation by KUMAR after the period of severance, providing KUMAR is making good faith efforts to secure new employment. This does not guarantee benefits since a determination of benefit eligibility can only be made by the State’s Unemployment Insurance Agency.

I.	OUTPLACEMENT ASSISTANCE:

ECD will provide KUMAR with outplacement services with the firm and program to be determined by ECD. Outplacement services will not be provided later than December 31 of the second year after termination.

J.	VACATION ACCRUAL:

KUMAR will be paid accrued but unused vacation hours as of August 31, 2008 in the first payroll period following termination of employment. As of July 18, 2008, the balance of accrued vacation hours is 96.

K.	RE-EMPLOYMENT:

Should KUMAR become re-employed by ECD or one of its divisions, subsidiaries, affiliates or joint ventures during the period of severance at a base pay less than he received at ECD prior to his separation, ECD will make up the difference in base pay for the remaining period of severance. The Parties agree that this provision does not in any way obligate the re-employment of KUMAR at any time in the future.

3.	LIMITATION OF SEPARATION PAY:

The separation pay provided to KUMAR as part of this Revised Agreement shall be reduced (i) by the amount for the period of notice if required to be given

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pursuant to local, state or federal law such as the Worker Adjustment and Retraining Notification Act (“WARN”) subject to a minimum payment of Four (4) Weeks’ pay; (ii) by the amount received if KUMAR receives administrative leave pay subject to a minimum payment of Four (4) Weeks’ pay; or (iii) should KUMAR apply for and receive short-term or long-term disability benefits, social security disability benefits, unemployment compensation or workers’ compensation benefits allocated to the period in which severance was paid subject to a minimum payment of Four (4) Weeks’ pay. If KUMAR has already received the benefits of this Revised Agreement, KUMAR will be required to repay the amount of overpayment to ECD. If the amount is not repaid, ECD will have a lien on any benefits granted should the benefits be received after this time period but apply to this time period. In addition, the benefits of this Revised Agreement will cease should KUMAR violate the provisions of this Revised Agreement.

4.	DEDUCTION FROM SEVERANCE:

KUMAR understands and voluntarily agrees that the severance payment set forth in Paragraph 2(A) will be reduced by any of the following amounts owed by KUMAR to ECD on KUMAR’s effective date of termination: (i) any unused travel advances or other amounts owed by KUMAR to ECD; (ii) any amounts paid pursuant to an advance of vacation; and (iii) any other amounts which KUMAR may owe to ECD at the time of termination.

5.	RELEASE OF CLAIMS:

In consideration of the terms set forth in this Revised Agreement, KUMAR agrees to release ECD and all of its subsidiaries, divisions, affiliates, joint ventures, shareholders, officers, directors, employees, insurers and agents of ALL* liability in connection with KUMAR’s employment or separation, including, but not limited to, any and all claims under federal or state laws for discrimination or wrongful discharge, including the Age Discrimination in Employment Act, (“ADEA”), and the Worker Adjustment and Retraining Notification Act (“WARN”) (even if the WARN Act is triggered following KUMAR’s termination). KUMAR waives all rights to file a complaint under the ECD Mandatory Complaint Procedure.

6.	NO RETURN TO WORK:

KUMAR acknowledges that KUMAR’s employment with ECD has ended and that as a result of receipt of severance, KUMAR does not have recall or rehire

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A representative listing of potential laws governing the employment relationship which are being released by the employee is attached as Exhibit "A." This is not intended to be an exhaustive list, but rather the types of claims and the extent to which they are being released.

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rights, nor any expectations of recall or rehire, by ECD or any of its subsidiaries, divisions, affiliates or joint ventures.

7.	RETURN OF COMPANY PROPERTY:

KUMAR will immediately return to ECD any ECD property in KUMAR’s possession, together withall documents, reports, files, memoranda, records, keys, identification cards, computer access codes, software, file passwords, or any other physical or personal property which KUMAR received or prepared or helped to prepare in connection with KUMAR’s employment and which KUMAR has in KUMAR’s possession. KUMAR represents that KUMAR has not retained and will not retain any copies, duplicates, reproductions or excerpts thereof.

8.	CONFIDENTIAL AND PROPRIETARY INFORMATION:

KUMAR acknowledges that during the course of KUMAR’s employment, KUMAR has been entrusted with certain business, financial, technical, personnel and other proprietary information and materials that are the property of ECD. KUMAR agrees not to communicate or disclose to any third party or use for KUMAR’s own account, without written consent of ECD, any of the aforementioned information or material, except as required by law, unless and until such information or material becomes generally available to the public through sources other than KUMAR. KUMAR will return to ECD the originals and all copies of any business records of ECD which are or were subject to KUMAR’s custody or control, regardless of the sources from which such records were obtained. KUMAR will certify that to the best of his knowledge and belief, and after diligent search and inquiry, KUMAR has done so. In addition, all business equipment shall be returned unless specifically agreed in writing otherwise by ECD.

9.	NON-DISPARAGEMENT:

KUMAR will not disparage, discredit or otherwise treat in any detrimental manner, ECD or any of its divisions, subsidiaries, affiliates, joint ventures, officers, directors and employees. ECD agrees that in official communication to the public that it will not disparage KUMAR.

10.	NON-SOLICITATION:

KUMAR agrees that for a period of Twelve (12) Months following employment termination, KUMAR will not, directly or indirectly, on behalf of himself or any other person or entity, without the prior written approval of ECD, directly or indirectly (i) induce any person or entity to leave his or her employment with ECD, terminate an independent contractor relationship with ECD or terminate or

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reduce any contractual relationship with ECD; or (ii) induce or influence any customer, supplier or other person that has a business relationship with ECD or any subsidiary, division, affiliate or joint venture of ECD to discontinue or reduce the extent of such relationship.

11.	NON-COMPETITION:

KUMAR agrees that for a period of Six (6) Months following employment termination, KUMAR will not, directly or indirectly, on behalf of himself or any other person or entity, without the prior written approval of ECD, own, manage, operate, join, control, be employed by, assist, consult or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding the positions of shareholder, director, officer, consultant, independent contractor, employee, partner or investor, with any Competing Enterprise. “Competing Enterprise” means and shall be limited to those entities identified in Exhibit B.

Nothing herein shall preclude KUMAR from being a member of a private equity company, investment bank, advisory firm, hedge fund or a venture capital firm that invests in or provides advisory services to the Competing Enterprises as part of its investment portfolio, providing that KUMAR does not actively participate in the day-to-day management or operation of the Competing Enterprise.

KUMAR agrees to provide any prospective employer with a copy of the non-competition paragraph of this Revised Agreement.

12.	LIQUIDATED DAMAGES AND INJUNCTIVE RELIEF:

KUMAR agrees that the covenants in Paragraphs 9, 10 and 11 are reasonable and should he violate the terms of Paragraphs 9, 10 or 11, ECD shall have the right to seek and he gives his consent to the issuance of an injunction to prohibit him from further violation of these covenants including an order requiring him to immediately cease all employment or other activities in violation of these Paragraphs. While the Parties have stipulated to liquidated damages, the payment of such liquidated damages does not relieve the right of ECD to obtain an injunction prohibiting further violation.

In addition to all equitable remedies available to ECD as specified above, KUMAR agrees that as a result of a violation of Paragraphs 9, 10 or 11, that he shall be liable for liquidated damages in the form of surrender to ECD of the financial value of the options and restricted shares that are the subject of accelerated vesting under Paragraph 2F. The parties agree that the amount of actual damages suffered by ECD as a result of a violation of Paragraphs 9, 10 or 11 would be difficult to determine. The time periods specified in Paragraphs 9,

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10 and 11, as applicable, shall be extended for the period of any violation of the restriction.

If KUMAR is obligated under Paragraph 9, 10, or 11 to surrender the financial value of the options and restricted shares that are subject to accelerated vesting under Paragraph 2F, then KUMAR shall (1) forfeit any right to receive or exercise the unvested options and restricted shares that are the subject of accelerated vesting under Paragraph 2F, (2) forfeit any options that have vested under Paragraph 2F but have not then been exercised, (3) with respect to any options that have vested under Paragraph 2F and have then been exercised, pay ECD the fair market value of the shares on the date the options were exercised, less the option price, and (4) with respect to any restricted shares that have vested under Paragraph 2F, pay ECD the fair market value of the shares as of the date on which the restrictions lapsed. For purposes of this paragraph, “fair market value” will be defined as the per share closing price of ECD’s common stock on the date of exercise for options and the date on which the restrictions lapse for restricted stock.

12.	ACKNOWLEDGMENT OF ADDITIONAL CONSIDERATION:

KUMAR acknowledges that the consideration KUMAR is receiving pursuant to this Revised Agreement is greater than the benefits he would be entitled under the June 5, 2006 Severance Agreement and KUMAR is not entitled to additional severance pay beyond the terms of this Revised Agreement.

13.	TIME PERIOD FOR REVIEW OF AGREEMENT:

KUMAR will have an opportunity of Twenty-One (21) calendar days to review this Revised Agreement and is advised to consult with an attorney of his choosing at hisown expense. If this Revised Agreement is not signed by the end of the Twenty-One (21) calendar day review period, the offer will expire. No payments will be made under the terms of this Revised Agreement until the Agreement is signed and the seven (7) day revocation period has expired. The Parties have agreed that any changes to this Agreement, whether material or not, will not restart the 21-day review period.

14.	INDIVIDUAL AGREEMENT:

KUMAR acknowledges that the consideration heis receiving pursuant to this Revised Agreement is not part of a plan or program and has been individually negotiated between the Parties and that he is not entitled to additional severance pay or benefits beyond the terms of this Revised Agreement, including the Energy Conversion Devices, Inc. Executive Severance Plan.

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15.	RIGHT TO REVOKE:

This offer of severance may be revoked by ECD at any time prior to the official termination date if ECD makes the decision to retain KUMAR in KUMAR’s current or new position or to transfer KUMAR to another ECD division, subsidiary, affiliate or joint venture.

16.	UNDERSTANDING OF AGREEMENT:

KUMAR acknowledges that he has read this entire Revised Agreement, that KUMAR has had the opportunity to consult with counsel at KUMAR’s own expense, and that KUMAR understands all of its terms and knowingly and freely enters into this Revised Agreement. KUMAR further acknowledges that KUMAR has been afforded Twenty-One (21) calendar days to consider this Revised Agreement, has been advised to seek review of this Agreement by an attorney at hisown expense, and that KUMAR has seven (7) calendar days after its execution to revoke the Revised Agreement.

17.	ENTIRE AGREEMENT:

This Revised Separation Agreement and Complete Release of Liability, together with any previously signed confidentiality and patent agreements, constitutes the complete and entire Agreements between the Parties relating to the termination of the employment relationship and supersedes any and all previous agreements, representations or understandings regarding termination of benefits. These Agreements may not be changed, modified or terminated unless such changes are made in writing and signed by both Parties. Any previously signed confidentiality or patent agreement shall remain in effect following termination of the employment relationship and execution of this Revised Agreement. This Revised Agreement has been separately negotiated and is intended to terminate, void and/or supersede the Severance Agreement dated June 5, 2006, between the Parties, which is hereby terminated.

18.	SEVERABILITY:

Should any portion of this Revised Agreement be ruled invalid, it shall not affect the remaining provisions of this Revised Agreement, which shall remain in full force and effect.

19.	GOVERNING LAW:

The Parties agree that any disputes regarding this Revised Separation Agreement shall be governed by the laws of the State of Michigan, without regard to any conflicts or choice of law rule or principle that might otherwise refer

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construction or interpretation of this provision to the substantive law of another jurisdiction.

20.	ARBITRATION OF DISPUTES:

The Parties agree that any dispute over the terms of this Revised Agreement or its enforcement shall be resolved exclusively by final and binding arbitration pursuant to the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. The award of the arbitrator may be enforced in the federal or circuit courts for Oakland County, Michigan. ECD and KUMAR retain the right to seek equitable relief pending the outcome of the arbitration proceedings with jurisdiction and venue agreed to by the Parties in federal or circuit courts for Oakland County, Michigan.

21.	CODE SECTION 409A.

This Agreement shall be interpreted to ensure that the payments made hereunder are exempt from, or comply with, Code Section 409A; provided, however, that nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with 409A) from KUMAR to ECD or to any other individual or entity. If KUMAR is a “specified employee” under Code Section 409A upon termination of employment, and any payments are required to be delayed under Code Section 409A(a)(2)(B)(i), such delayed payments will be aggregated and paid in a cash lump sum on the first day of the seventh month following KUMAR’S termination of employment.

IN WITNESS WHEREOF, we have set our hands the day and year first written below.

Dated: August 28, 2008	/s/ Sanjeev Kumar
SANJEEV KUMAR

ENERGY CONVERSION DEVICES, INC.
By: /s/ Art Rogers
Dated: August 28, 2008	Its: V.P.–Human Resources & Administration

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Reaffirmation of Revised Separation Agreement

On August 28, 2008 I signed this Revised Separation Agreement. I am re-signing this Revised Agreement today, including the release of all claims from the date of my original signature through August 31, 2008.

Dated: September 2, 2008
/s/ Sanjeev Kumar
SANJEEV KUMAR

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EXHIBIT "A"

SCOPE OF RELEASE

This Release of all claims by the employee, as part of this Revised Separation Agreement, is intended and understood by all parties to release all claims by employee, without limitation, relating to the employment relationship. The list set forth below is a representative sample of the types of employment-related claims being released by the employee and is not intended to be a complete list.

Federal Law: Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Age Discrimination in Employment Act of 1967 (age); the Older Workers Benefit Protection Act ("OWBPA") (age); the Vocational Rehabilitation Act of 1973 (handicap); The Americans with Disabilities Act of 1990 (Handicap); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act (ERISA) (Pension and employee benefits); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); the Federal Railroad Safety Act (45 U.S.C. Section 421 et. seq.); Section 301 of the Labor Management Relations Act, 29 U.S.C. Section 185 et. seq. (suits for breach of the Collective Bargaining Agreement); the Fair Labor Standards Act (minimum wage and overtime pay); the Labor Management Relations Act (rights protected by the National Labor Relations Board); the Occupational Safety and Health Act (safety matters); the Worker Adjustment and Retraining Notification Act (“WARN”) (notification requirements for employers who are curtailing or closing an operation), the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) (which provides health insurance continuation coverage for eligible employees), the Family and Medical Leave Act of 1993 (“FMLA”), and Federal Common Law.

Michigan Law: The Elliot-Larsen Civil Rights Act (race, color, religion, national origin, age, sex, marital status, height and weight) and any and all derivative claims; the Michigan Persons With Disabilities Act (handicap); the Michigan Wage Payment Act (MCLA 408.471) (wages and benefits); AIDS Testing and Confidentiality Act; Equal Pay; the Polygraph Protection Act of 1981 (restrictions on the use of polygraphs); Whistleblower Protection; Jury Service; Subpoenaed Victim; Job Reference Immunity; all as amended, and the common law of the State of Michigan; tort; breach of express or implied employment contract; wrongful discharge; workers' compensation retaliation; tortious interference with contractual relations and loss of consortium, constructive discharge or any other law applicable to the employment relationship.

NOTICE: Should you have any questions regarding the scope of this Release, it is strongly recommended that you seek the advice of an attorney of your choosing, and at your own expense, before signing this Revised Agreement.

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ACKNOWLEDGEMENT OF RECEIPT OF SEPARATION AGREEMENT ONLY

[EMPLOYEE COPY]

I acknowledge that I received today a copy of the Separation Agreement and Complete Release of Liability. I have been advised of the following:

1)	That I have Twenty-One (21) calendar days to consider this Agreement.
2)	That I have the opportunity to discuss with ECD any questions or concerns I may have over the terms or language of the Agreement.
3)	That I have been advised to see an attorney of my choosing, at my own expense, to review the Agreement.
4)	That I should not sign the Agreement unless I fully understand its terms and enter into the Agreement of my own free will.
5)	That I have seven (7) calendar days after signing the Agreement to revoke the Agreement.
6)	That no other promises have been made to me beyond the terms of this Separation Agreement and Complete Release of Liability.

Dated: August 28, 2008

/s/ Sanjeev Kumar
SANJEEV KUMAR

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ACKNOWLEDGEMENT OF RECEIPT OF SEPARATION AGREEMENT ONLY

[EMPLOYER COPY]

I acknowledge that I received today a copy of the Separation Agreement and Complete Release of Liability. I have been advised of the following:

1)	That I have Twenty-One (21) calendar days to consider this Agreement.
2)	That I have the opportunity to discuss with ECD any questions or concerns I may have over the terms or language of the Agreement.
3)	That I have been advised to see an attorney of my choosing, at my own expense, to review the Agreement.
4)	That I should not sign the Agreement unless I fully understand its terms and enter into the Agreement of my own free will.
5)	That I have seven (7) calendar days after signing the Agreement to revoke the Agreement.
6)	That no other promises have been made to me beyond the terms of this Separation Agreement and Complete Release of Liability.

Dated: August 28, 2008
/s/ Sanjeev Kumar
SANJEEV KUMAR

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WAIVER OF 21-DAY REVIEW PERIOD-OPTIONAL

I acknowledge that I was provided with a copy of the Separation Agreement and Complete Release of Liability on July 18, 2008. I have had an opportunity to review the Agreement, have been afforded the opportunity to have it reviewed by an attorney of my choosing, at my own expense, and have made the decision to execute the Agreement prior to the expiration of the Twenty-One (21) Calendar Day review period. Therefore, I have executed the Separation Agreement and Complete Release of Liability today, and I understand that I have seven (7) calendar days from today to revoke the Agreement. All payments under the terms of the Separation Agreement will begin no earlier than the first payroll following August 31, 2008 or the eighth (8th) day after execution of this Agreement, whichever is later.

Dated: _______, 2008
/s/ Sanjeev Kumar
SANJEEV KUMAR

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Exhibit B

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